UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 19, 2016

APT SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-181597	99-0370904
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Montgomery Street, 11th Floor, San Francisco, CA	94111
(Address of Principal Executive Offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On April 19, 2016,  APT Systems, Inc., (the “Company”) finalized an Investment Agreement (the “Investment Agreement”) with Tangiers Global, LLC, a Wyoming limited liability company (“Tangiers”), pursuant to which Tangiers committed to purchase up to $5,000,000 of the Company’s common stock, $0.0001 par value, over a period of up to 36 months (the “Transaction”). In connection with the Investment Agreement, the Company agreed to issue Tangiers a $55,000 commitment note as consideration for entering into the Transaction.

From time to time during this 36 month period, the Company may, in its sole discretion, deliver a put notice to Tangiers which states the dollar amount the Company intends to sell to Tangiers on a date specified in the put notice. The maximum investment amount per notice will be no more than 150% of the average daily volume for the ten (10) consecutive trading days immediately prior to the date on which Tangiers received such put notice so long as such amount does not exceed an accumulative amount per month of $150,000. The purchase price per share to be paid by Tangiers will be calculated as 82% of the lowest trading price of the common stock as reported by Bloomberg, L.P. during the five consecutive trading days immediately prior to date on which Tangiers received the put notice.  Tangiers’s ownership cannot exceed 4.99% of the outstanding shares of the Company.

In connection with the Investment Agreement, the Company also finalized a Registration Rights Agreement with Tangiers (the “Registration Rights Agreement”) pursuant to which the Company will use its best efforts to file, within 30 days after the closing of the transaction, a registration statement with the Securities and Exchange Commission (“SEC”) covering the resale of shares of common stock underlying the Investment Agreement. The Company has agreed to use all commercially reasonable efforts to have the registration statement declared effective by the SEC within thirty (30) but no more than ninety (90) days after the Company has filed the Registration Statement.

The Company intends to use the proceeds from the sale of common stock under the Investment Agreement for general corporate and working capital purposes as determined by the Company’s Board of Directors.

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D promulgated there under since, among other things, the transaction did not involve a public offering, Tangiers is an accredited investor, and Tangiers had access to information about the Company and their investment.

The foregoing descriptions of the Investment Agreement and the Registration Rights Agreement are qualified in their entirety by reference to such Investment Agreement and Registration Rights Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, hereto and are incorporated herein by reference.

Item 3.02

Unregistered Sales of Equity Securities.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

10.1	Investment Agreement finalized April 19, 2016 by and between APT Systems, Inc. and Tangiers Global, LLC
10.2	Registration Rights Agreement finalized April 19, 2016 by and between APT Systems, Inc. and Tangiers Global, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APT SYSTEMS, INC
Date: April 25, 2016	By:	/s/ Joseph Gagnon
Joseph Gagnon Secretary and Director